Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Announces Pricing of $400 Million Private Offering of Senior Notes

TULSA, OKLAHOMA, May 29, 2024 — Alliance Resource Partners, L.P. (NASDAQ: ARLP) (“ARLP”) announced today that Alliance Resource Operating Partners, L.P. (“AROP”), the intermediate partnership of ARLP, and Alliance Resource Finance Corporation, AROP’s wholly owned subsidiary, priced the previously announced private placement of $400 million in aggregate principal amount of 8.625% senior unsecured notes due 2029 (the “New Notes”). The New Notes will be issued at par. The offering is expected to close on or about June 12, 2024, subject to customary closing conditions.

AROP expects to use a portion of the net proceeds from the offering of the New Notes to fund the redemption of its outstanding 7.5% Senior Notes due 2025 (the “2025 Notes”) and the remaining for general corporate purposes. On May 29, 2024, AROP delivered a conditional notice of redemption, subject to consummation of the offering of the New Notes, for all of the outstanding 2025 Notes. The redemption price for the 2025 Notes is 100% of the principal amount of the 2025 Notes outstanding, plus accrued and unpaid interest to the redemption date, which is expected to be June 28, 2024. This communication shall not constitute a notice of redemption under the indenture governing the 2025 Notes.

The New Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any other jurisdiction. Thus, the New Notes may be offered only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. The New Notes are offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act. The New Notes will not be listed on any securities exchange or automated quotation system.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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About Alliance Resource Partners, L.P.

ARLP is a diversified energy company that is currently the largest coal producer in the eastern United States, supplying reliable, affordable energy domestically and internationally to major utilities, metallurgical and industrial users. ARLP also generates operating and royalty income from mineral interests it owns in strategic coal and oil & gas producing regions in the United States. In addition, ARLP is evolving and positioning itself as a reliable energy partner for the future by pursuing opportunities that support the advancement of energy and related infrastructure.

Cautionary Note Concerning Forward-Looking Statements

Certain statements and information in this news release constitute “forward-looking statements,” including statements regarding the intended use of proceeds. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements represent ARLP’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of ARLP’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, ARLP does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for ARLP to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in ARLP’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, ARLP’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in ARLP’s SEC filings could cause actual results to differ materially from those contained in any forward-looking statement.

Investor Relations Contact:

Cary P. Marshall

Senior Vice President and Chief Financial Officer

918-295-7673

investorrelations@arlp.com

Source: Alliance Resource Partners, L.P.

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